Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Viomi Technology Co., Ltd of our report dated April 22, 2026, relating to the consolidated financial statements of Viomi Technology Co., Ltd appearing in its Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

San Mateo, California	WWC, P.C.
July 9, 2026	Certified Public Accountants
PCAOB ID: 1171